C O L E
COLE CREDIT PROPERTY TRUST II, INC.

October 2, 2006

Contact:
Kari McDonald
602-778-8700

For Immediate Release:

Cole Credit Property Trust II, Inc. Declares 2006 Fourth Quarter Distribution.

The Board of Directors of Cole Credit Property Trust II, Inc. (the “Company”) has authorized a daily distribution of $0.0017808 per share for stockholders of record as of the close of business on each day of the period commencing on October 1, 2006 and ending on December 31, 2006. The payment date for each of the daily distributions for each day of the period commencing on October 1, 2006 and ending on October 31, 2006 will be in November 2006. The payment date for each of the daily distributions for each day of the period commencing on November 1, 2006 and ending on November 30, 2006 will be in December 2006. The payment date for each of the daily distributions for each day of the period commencing on December 1, 2006 and ending on December 31, 2006 will be in January 2007.

About Cole Credit Property Trust II, Inc.

Cole Credit Property Trust II, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust beginning with the taxable year ended December 31, 2005. The investment objectives of Cole Credit Property Trust II, Inc. are to provide current income, preservation and return of capital, and growth in the value of its investments.

This release may contain forward-looking statements relating to the business and financial outlook of Cole Credit Property Trust II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the prospectus for the offering of equity of Cole Credit Property Trust II, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made and we undertake no obligation to update any such statements that become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

2555 E. Camelback Road, Suite 400
Phoenix, AZ 85016
602-778-8700